EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Columbia Balanced Fund, Inc.:

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form
10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)	Issuer:                 Park Place Entertainment
	Date of Purchase:       2/15/2000
	Underwriter from whom Purchased:
                              Merrill Lynch & Co.
	Affiliated Underwriters:
		FleetBoston Corp.
	Other Members of Syndicate:
	                        Merrill Lynch & Co.
	                        Banc of America Securities LLC
	                        Bear Stearns & Co.
                              Deutsche Banc Alex Brown
                              BNY Capital Markets
	                        First Union Securities
                              Scotia Capital, Inc.
                              SG Cowen Securities Corp.
                              Wasserstein Perella & Co.
	Aggregate dollar amount of purchase:
					$7,000,000 par
	Aggregate dollar amount of offering:
					$50,000,000
	Purchase price (net of fees and expenses):
	$6,944,000
	Date offering commenced:
					2/15/2000
	Commission:			$56,000



2)	Issuer:                 Sycamore Networks, Inc.
	Date of Purchase:       3/14/2000
	Underwriter from whom Purchased:
                              First Boston (Credit Suisse)
	Affiliated Underwriters:
		Robertson Stephens
	Other Members of Syndicate:
	                        Morgan (JP) & Co.
	                        Lehman Brothers
                              Dain Rquscher Wessels
                              Morgan Stanley Dean Witter
                              Thomas Weisel Partners LLC
	Aggregate dollar amount of purchase:
					$56,343,750
	Aggregate dollar amount of offering:
					$253,750,000
	Purchase price (net of fees and expenses):
	$146.83 per share
	Date offering commenced:
					3/14/2000
	Commission:			$3.42



3)	Issuer:                 Clear Channel Communications
	Date of Purchase:       6/14/2000
	Underwriter from whom Purchased:
                              First Boston (Credit Suisse)
	Affiliated Underwriters:
		Fleet Securities
	Other Members of Syndicate:
	                        Salomon Smith Barney
	                        Banc of America Securities LLC
	                        Chase Securities
                              Deutsche Banc Alex Brown
	                        First Union Securities
	Aggregate dollar amount of purchase:
					$5,000,000 par
	Aggregate dollar amount of offering:
					$7,500,000,000
	Purchase price (net of fees and expenses):
	$4,979,600
	Date offering commenced:
					6/14/2000
	Commission:			$17,500